Senior Management Incentive
                              Compensation Program
                              Adopted May 22, 2000
                            Amended February 7, 2001


I.   Purpose

The Board of Directors of the Corporation has established an executive compensation program, which is designed to provide incentives to executive officers to achieve short-term and long-term corporate strategic management goals, with the ultimate objective of obtaining a superior return on the shareholders' investment. The purpose of restructuring the plan is to: (1) incorporate modern incentive plan techniques; (2) simplify administration of the plan; (3) incorporate executive retention features; and (4) to more closely align the interests of executives with those of shareholders.

II.  Administration

This plan will be administered solely by the Compensation Committee of FMC with supporting documentation and recommendations provided by the Chief Executive Officer (CEO) of FMC. The Committee will annually review the targets for applicability and competitiveness.

III. Covered Individuals by Title and Position Description

     A.  Chief Executive Officer of FMC;
     B.  Chief Executive Officer of FMB with Holding Company responsibilities;
     C. Executive Vice President (EVP) of FMB with Holding Company responsibilities;
     D.  Administrative Officers of FMB with Holding Company responsibilities;
     E.  Division Heads of FMB with Holding Company responsibilities;
     F.  Division Heads of FMB as determined by the CEO;
     G.  Affiliate Bank CEO; and
     H.  Non-Bank Affiliate CEOs.

IV.  Supporting Recommendation

In support of this calendar year, it is recommended that future grants of Incentive Stock Options and Non-Qualified Stock Options will have the vesting date extended from six months to two years. This time extension will add an element of retention in the officer's employment arrangement. Voluntary termination or termination for cause, excluding retirement, death or disabuility6, prior to vesting will cause options to be canceled.

V.   Implementation of New Plan

To avoid an unintended reduction in benefit and to allow the Corporation to effectively implement and "grow into" this restructured plan, it is recommended that the first year award, inclusive of deferred stock units, to carryover participants be not less than an amount that would have been earned by applying the formulas and schedules in effect for the calendar year 1999.

VI.  Implementation Parameters

     A. Payouts to participants on the earnings component will be determined by changes in "operating earnings" (net income plus or minus non-operating items including goodwill amortization). FMC CEO earnings component payouts will be determined by changes in FMC EPS calculated on both GAAP and "cash basis".

     B. As the restructured plan is implemented, an averaging technique incorporated in the old plan will be used. To calculate the payouts in year one of the new plan, the average of the prior two year payouts will weight 40% and the current year will weight at 60%. In year two, and each year thereafter, the weighting will be 60% for the current year and 40% for the prior year.

     C. Each participant, except the CEO of FMC and CEO of FMB, will have an incentive bonus based on 70% of performance standards for the respective group and 30% based on individual benchmarks as determined by the CEO.

     D. To further the purpose of executive retention, two-thirds of the bonus will be paid in cash at the end of the plan year and one-third in deferred stock units payable two years after date of grant, unless the deferred component is less than $1,000 in which event the entire bonus will be paid in cash. When paid, the value of the deferred stock units will be equal to the fair market value of First Merchants Corporation stock on that date plus accumulated dividends. Termination for cause or voluntary termination, excluding retirement, death or disability, prior to vesting will cancel these deferred stock units.

     E. Participants may elect to defer all or part of the cash bonus to be paid at a future time determined by participant. Such deferral elections must be made no later than November 30 of each year and will be credited quarterly an interest factor equivalent to the current five-year Treasury bond.

VII. Plan Structure

All payouts will be determined from the attached schedules of percentage change in EPS (Section VIII, B) and ROE attainment (Section VIII, C).

     A.  CEO of FMC
         1. Target bonus of 45% of base compensation
         2. A weighting of % change in:
            a.  Operating EPS at 40%
            b.  Diluted GAAP EPS at 30%; and
            c.  30% based on a target ROE of 15%.

     B.  CEO of FMB
         1.  Target bonus of 40% of base compensation
         2.  A weight of % change in
             a.  FMB operating earnings at 70%; and
             b.  FMC operating earnings at 30%.

     C.  EVP of FMB with Holding Company responsibilities
         1.  Target bonus of 30% of base compensation
         2.  A weighting of % change in:
             a.  FMB operating earnings at 50%;
             b.  FMC operating earnings at 20%; and
             c.  Personal objectives at 30%.

     D.  FMB Administrative Officers with Holding Company responsibilities
         1.  Target bonus of 25% of base compensation
         2.  A weighting of % change in:
             a.  FMB operating earnings at 50%;
             b.  FMC operating earnings at 20%; and
             c.  Personal objectives at 30%.

     E.  Division Heads of FMB with Holding Company responsibilities
         1.  Target bonus of 15% of base compensation
         2.  A weighting of % change in:
             a.  FMB operating earnings at 50%;
             b.  FMC operating earnings at 20%; and
             c.  Personal objectives at 30%

     F.  Division Heads of FMB
         1.  Target bonus of 10% of base compensation
         2.  A weighting of % change in:
             a.  FMB operating earnings at 70%; and
             b.  Personal objectives at 30%

     G.  Affiliate Bank CEOs
         1.  Target bonus of 25% of base compensation
         2.  A weighting of % change in:
             a.  Affiliate bank operating earnings at 50%;
             b.  FMC operating earnings at 20%; and
             c.  Personal objectives at 30%.

     H.  Non-Bank Affiliate CEOs
         1.  Target bonus of 25% of base compensation
         2.  A weighting of % change in:
             a.  Affiliate operating earnings at 70%; and
             b.  Personal objectives at 30%.

     I.  President - FMBHC
         1.  Target bonus of 25% of base compensation
         2.  Weighting % as follows:
             a.  50% on attainment of $20 million in deposits at 12/31/01
             b.  20% on attainment of pre-tax loss of no more than $450,000
             c.  Personal objectives at 30%.

     J.  Division Heads of FMBHC as determined by CEO
         1.  Target bonus of 10% of base compensation
         2.  A weighting of % change in:
             a.  FMBHC operating EPS at 70%; and
             b.  Personal objectives at 30%.

VIII. Supporting Parameters

     A. Individual components are weighted consistently at 30%. They will consist of three objectives selected by each supervisor and employee and weighted at 10% each. These objectives must be measurable with both beginning points and standards targets cited. Partial completion of objectives will not qualify for pay out.

     B. Schedule Determining both Operating earnings and EPS and GAAP earnings and EPS Payouts for Year 2000:

           Operating Earnings % Change*           Payout %
                       <3%                          0%
                        3%                         30%
                        4%                         40%
                        5%                         50%
                        6%                         60%
                        7%                         70%
                        8%                         80%
                        9%                         90%
               Target  10%                        100%
                       12%                        120%
                       14%                        140%
                       16%                        160%
                       18%                        180%
                       20%                        200%
         *Operating earnings adds back charges for amortization of goodwill and other non-operating expenses as determined by the Committee.

    C.  Schedule Determining ROE Payouts
                  Operating ROE*                 Payout %
                       <10%                         0%
                        10%                        10%
                        11%                        20%
                        12%                        40%
                        13%                        60%
                        14%                        80%
                Target  15%                        100%
                        16%                        120%
                        17%                        140%
                        18%                        160%
                        19%                        180%
                        20%                        200%

         *Operating earnings adds back charges for amortization of goodwill and other non-operating expenses as determined by the Committee.

                            Approved by the Compensation Committee:

                            May 22, 2000 (original approval)

                            February 7, 2001 (amended)